SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            IMPCO TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)



               DELAWARE                                           91-1039211
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(State of incorporation or organization)                          (IRS
                                                                  Employer
                                                                  Identification
                                                                  No.)



   16804 GRIDLEY PLACE, CERRITOS, CA                                   90703
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(Address of principal executive offices)                            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which
to be so registered                 each class is to be registered
-------------------                 ------------------------------

Stock Purchase Rights               NASDAQ Stock Market


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                         ------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

         On June 30, 1999, the Board of Directors of IMPCO Technologies, Inc., a Delaware corporation (the "Company"), declared a dividend payable on July 26, 1999 of one right (a "Right") for each outstanding share of common stock, par value $0.001 per share, of the Company held of record at the close of business on July 12, 1999, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement referred to below) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights were issued pursuant to a Stockholder Protection Rights Agreement, dated as of June 30, 1999 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

         The description of the Rights contained in the Company's Current Report on Form 8-K dated July 1, 1999 is hereby incorporated by reference herein.

         The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached hereto as an exhibit and is hereby incorporated herein by reference. The description of the Rights incorporated by reference to the Company's Current Report on Form 8-K, dated July 1, 1999 is qualified in its entirety by reference to the Rights Agreement and such exhibit thereto.


Item 2.  Exhibits.

   Exhibit No.      Description
   -----------      -----------

      (1)           Rights Agreement.

      (2) Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          IMPCO TECHNOLOGIES, INC.


                                          By  /s/ Thomas M. Costales
                                            ------------------------------------
                                            Name:  Thomas M. Costales
                                            Title: Chief Financial Officer
                                                     and Treasurer




Date:  July 7, 1999